Exhibit 99.2

Contact:	Frederick W. Driscoll
VP, Chief Financial Officer and Treasurer Novavax, Inc. 240-268-2000

NOVAVAX Awarded HHS-BARDA Contract Valued at up to $179 Million to Develop Pandemic and Seasonal Influenza Vaccines for U.S. Government Using Recombinant VLP Technology

•	Contract Includes $97 Million 3-year Base Period and $82 Million 2-year Option Period

•	Base Period Will Fund Seasonal Influenza Vaccine through Phase 3 and Potential FDA Licensure; Pandemic Influenza Vaccine Candidates through Phase 1/2 Clinical Trials

•	Includes Development of Manufacturing Plan to Establish a U.S.-based Facility with Surge Manufacturing Capacity of 50 Million Doses within Six Months of Influenza Pandemic

Company to Hold Investor Conference Call 10:00 am ET Today

ROCKVILLE, Md. – (March 1, 2011) – Novavax, Inc. (Nasdaq: NVAX) announced today that it has been awarded a contract valued at up to $179 million by the Office of Biomedical Advanced Research and Development Authority (BARDA) within the Office of the Assistant Secretary for Preparedness and Response at the U.S. Department of Health and Human Services (HHS) for the advanced clinical and manufacturing development of recombinant vaccines for the prevention of seasonal and pandemic influenza. During the contract’s 3-year base period, valued at $97 million, Novavax will continue to develop and manufacture its novel, clinical-stage, recombinant virus-like particle (VLP) influenza vaccines to address BARDA’s commitment to advancing recombinant-based technology and pandemic preparedness. The contract could be extended for an additional 24-month option period with $82 million in additional funding to build on the work Novavax accomplishes during the base period and to support manufacturing scale-up and licensure by the U.S. Food & Drug Administration (FDA).

During the contract’s base period, funded activities would include:

•	three (3) clinical trials utilizing Novavax’s pandemic influenza VLP vaccine candidate with adjuvants (including Novavax’s proprietary adjuvant);
•	Phase 2 dose-ranging trial and Phase 3 registration trial utilizing Novavax’s seasonal influenza VLP vaccine candidate; and
•
development of a manufacturing facility plan that has the capability to produce finished vaccine within twelve (12) weeks and at least 50 million doses within six (6) months of an influenza pandemic declaration.

Novavax’s manufacturing facility plan will outline the design, construction, commissioning, qualification and validation of such a U.S.-based facility to produce recombinant seasonal and pandemic vaccines.  Additional funded base period activities include vaccine product characterization, process development and scale–up of recombinant vaccine manufacturing including consistency lot manufacturing and lot-release assay development in support of the Phase 3 trial.

“We are thrilled to work with BARDA to accelerate the development of a recombinant influenza vaccine solution and help the U.S. government prepare for potential influenza pandemics,” said Novavax’s President and CEO, Dr. Rahul Singhvi.  “This is a unique opportunity for our company to apply the knowledge we have gained over the past five years to address a critical public health need.  We thank the team at HHS-BARDA for this contract to advance this important new technology, which will ultimately help our nation and the world to be better prepared to respond quickly to influenza pandemics and emerging diseases.  This is a particularly satisfying day for all employees at Novavax to see the fruits of their labor over the past 5 years go toward such an important cause.”

“Biotechnology is a key part of the global innovation economy -- this vaccine program shows that Maryland is leading the way in innovation,” U.S. Senator Barbara A. Mikulski (D-MD) said. “Making vaccines available faster and to more people is important to our health, and this development will also contribute to jobs of the future. It’s a win-win for Maryland.”

Novavax is currently developing vaccines to prevent pandemic (H5N1) and seasonal influenza using its novel VLP technology, which enables more rapid vaccine production than traditional egg-based methods.  The BARDA contract award follows the August 2010 Report to the President on Reengineering the Influenza Vaccine Production Enterprise to Meet the Challenges of Pandemic Influenza by the President’s Council of Advisors on Science and Technology, which analyzed current influenza vaccine production processes and identified ways the U.S. federal government could support improvements in relevant technologies to reduce the time required to supply vaccine to the U.S. population when the next influenza pandemic occurs.

Conference Call Information
Novavax’s senior management will host a conference call at 10:00 am Eastern time today to discuss this announcement.  You may listen to the call on Novavax’s website at www.novavax.com under “Investor/Events” or by telephone at 1-877-212-6076 (domestic) or 1-707-287-9331 (international). To access a replay of the conference call, dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and enter pass code 48683057.

About VLPs and Novavax’s Vaccine Program
Virus-like particles (VLPs) mimic the external structure of viruses but lack the live genetic material that causes viral replication and infection. VLPs can be designed quickly to match individual viral strains and be produced efficiently using portable cell-culture technology. Novavax’s VLP-based vaccine candidates are produced more rapidly than egg-based vaccines by using proprietary, portable, recombinant cell-culture technology.

About Novavax
Novavax, Inc. (Nasdaq: NVAX), a clinical-stage biopharmaceutical company, employs its cutting-edge technology to create next-generation vaccines to prevent serious infectious diseases, such as pandemic and seasonal influenza and respiratory syncytial virus (RSV). The company’s proprietary virus-like particles (VLPs) technology and single-use bioprocessing system enables rapid vaccine development and production where and when it’s needed, worldwide. The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India. Additional information about Novavax is available on the company’s website: www.novavax.com.

Forward Looking Statements
Statements herein relating to the award by HHS BARDA of a contract for the advanced development of recombinant influenza vaccine, the development of our vaccine products, vaccine safety and efficacy, and the ability to quickly produce a vaccine product during an influenza pandemic and other future financial or business performance or matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include: HHS BARDA may or may not award any option period funding to Novavax; the Company has not yet manufactured, or relied on third parties to manufacture, any vaccines at a commercial scale; historical and current results may not be predictive of future trial results for the seasonal vaccine or any other vaccine that we are developing or may develop; further testing is required before regulatory approval can be applied for and the FDA may not approve a vaccine even if the results are similar or better than the results reported to date; uncertainties related to the initiation, enrollment, progress and completion of clinical trials; and whether Novavax could repeat the 12-week production of a vaccine in a future pandemic could depend on many factors outside the company’s control including the virus itself. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.

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